EXHIBIT 31.4

Certification

I, John C. Batty, Executive Vice President and Chief Financial Officer, certify that:

1.             I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the period ended December 31, 2008 of Affymetrix, Inc.; and

2.             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2009	/s/ JOHN C. BATTY
	Name:	John C. Batty
	Title:	Executive Vice President and Chief Financial Officer